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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 8, 2004

                             GENESEE & WYOMING INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

               001-31456                                 06-0984624
       (Commission File Number)             (I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut                06830
 (Address of principal executive offices)                (Zip Code)

                                 (203) 629-3722
                (Company's telephone number, including area code)

                                (Not Applicable)
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

On March 8, 2004, the Company released the following announcement:

      Genesee & Wyoming Inc. Announces Variable Prepaid Forward Transaction

Greenwich, Conn., March 8, 2004 - Genesee & Wyoming Inc. (GWI) (NYSE: GWR) announced today that Mortimer B. Fuller III, its Chairman and Chief Executive Officer, has entered into a Variable Prepaid Forward (VPF) transaction with Credit Suisse First Boston for approximately 150,000 shares of the company's stock. The VPF transaction is essentially a tax deferred forward sale of GWI shares with the retention of a portion of the future upside interest by Mr. Fuller if GWI's stock price increases over the next three years.

Mr. Fuller chose a VPF transaction in order to demonstrate his continued confidence in the company while permitting him to diversify and monetize a portion of his investment at the same time.

The total number of shares Mr. Fuller covered by this transaction is approximately 150,000. This amount represents approximately 10 percent of the total number of shares of the company's stock beneficially owned by Mr. Fuller in the aggregate.

The transaction is being handled by Credit Suisse First Boston and a Form 144 is being filed with the SEC in compliance with Rule 144.

GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 8,100 miles of owned and leased track and over an additional 3,000 miles under track access arrangements.

Source:  Genesee & Wyoming Inc.
Contact: Adam B. Frankel, Senior Vice President, General Counsel and Secretary
           203-629-3722

Web site:  www.gwrr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     GENESEE & WYOMING INC.

March 8, 2004                                    By: /s/ Adam B. Frankel
                                                     ------------------------
                                                     Adam B. Frankel
                                                     Secretary